UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 14, 2011

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

Unigene Laboratories, Inc. today announced that Novartis Pharma AG ("Novartis") has disclosed first interpretable results from a three-year Phase 3 trial, Study 2303, conducted by its license partner Nordic Bioscience, assessing the safety and efficacy of an oral formulation of calcitonin (SMC021), which used Emisphere’s proprietary oral delivery technology, in the treatment of post-menopausal osteoporosis.

These results indicate that Study 2303 failed to demonstrate a significant difference between treatment groups at three years for the primary endpoint, with no statistically significant treatment effect observed on the reduction of the occurrence of new vertebral fractures.  Similarly no statistical significant response was observed on key secondary endpoints such as new non-vertebral fractures or new clinical fractures. According to Novartis, the only statistically significant treatment effect in the first interpretable results dataset, which contains only the most important analyses for expedited review, was an increase in lumbar spine Bone Mineral Density in the SMC021 treatment group relative to placebo. Preliminary analysis of data did show that SMC021 displayed a positive safety profile.

A copy of the press release is attached hereto as Exhibit 99.1 and it is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated November 14, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory Mayes
Gregory Mayes, Vice President of Corporate Development and
General Counsel
Date: November 14, 2011

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated November 9, 2011